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                                                                    EXHIBIT 16.1


                         [PricewaterhouseCoopers LLP letterhead]


 May 11, 2001

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 4, 2001. We agree with the statements concerning our Firm in such Form 8-K.

 Very truly yours,

 /s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP